UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2008

SEGUSO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

New York	333-122697	20-1801142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 54th Drive West, Suite G102 Bradenton, Florida		34210
(Address of principal executive offices)		(Zip Code)

 Registrant's telephone number, including area code: 941-753-7303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

The prospectus filed by Seguso Holdings, Inc. (the "Company") on October 26, 2007 previously disclosed that the Company’s offering described therein would expire on January 24, 2008 (ninety (90) days from the date of the Company’s prospectus) unless the Company extended it for up to an additional 90 days. Effective as of January 24, 2008, the Company’s sole director approved the extension of such offering for an additional ninety (90) days until April 23, 2008.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 4, 2008

Seguso Holdings, Inc.
Registrant

By:
/s/ Robert Seguso
Robert Seguso, President and CEO